SCHEDULE A

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Expense Limitation Agreement:

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	TERMINATION DATE
Lincoln iShares Fixed Income Allocation Fund	0.15%	N/A	April 30, 2018
Lincoln iShares Global Moderate Allocation Fund	0.23%	N/A	April 30, 2018
Lincoln iShares U.S. Moderate Allocation Fund	0.20%	N/A	April 30, 2018
LVIP American Century VP Mid Cap Value Managed Volatility Fund	0.06%	0.41%	April 30, 2017
LVIP AQR Enhanced Global Strategies Fund	0.70%	0.95%	April 30, 2017
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	April 30, 2017
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	April 30, 2017
LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	April 30, 2017
LVIP BlackRock U.S. Opportunities Managed Volatility Fund	0.85%	1.10%	April 30, 2017
LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	April 30, 2017
LVIP Blended Core Equity Managed Volatility Fund	0.00%	0.35%	April 30, 2017
LVIP Delaware Foundation Aggressive Allocation Fund	0.73%	0.98%	April 30, 2017
LVIP Delaware Foundation Moderate Allocation Fund	0.73%	0.98%	April 30, 2017
LVIP Delaware Foundation Conservative Allocation Fund	0.73%	0.98%	April 30, 2017

LVIP Dimensional International Core Equity Fund	0.68%	0.93%	April 30, 2017
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	April 30, 2017
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	April 30, 2018
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	April 30, 2017
LVIP Invesco Select Equity Managed Volatility Fund	0.14%	0.49%	April 30, 2017
LVIP Invesco Diversified Equity-Income Managed Volatility Fund	0.07%	0.42%	April 30, 2017
LVIP Managed Risk Profile 2010 Fund	0.30%	0.55%	April 30, 2017
LVIP Managed Risk Profile 2020 Fund	0.30%	0.55%	April 30, 2017
LVIP Managed Risk Profile 2030 Fund	0.30%	0.55%	April 30, 2017
LVIP Managed Risk Profile 2040 Fund	0.30%	0.55%	April 30, 2017
LVIP Managed Risk Profile 2050 Fund	0.30%	0.55%	April 30, 2017
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	April 30, 2017
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%	0.70%	April 30, 2017
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	April 30, 2017
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	April 30, 2017
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	April 30, 2017
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	April 30, 2017
LVIP Select Core Equity Managed Volatility Fund	0.10%	0.45%	April 30, 2017
LVIP VIP Mid Cap Managed Volatility Portfolio	0.10%	0.45%	April 30, 2017

MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [1] Service II Class	N/A	April 30, 2017

1 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of September 22, 2016, and effective as of the 30th day of December, 2016.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory, Jr.
Name: Kevin J. Adamson	Name: William P. Flory, Jr.
Title: Vice President	Title: Vice President & Chief Accounting Officer

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